Exhibit 99.2

2015 First Quarter Earnings Call February 6, 2015 www.BeaconRoofingSupply.com 0% 20% 40% 60% 80% 100% FY 2015 FY 2014 15.4% 14.9% 37.7% 39.5% 46.8% 45.5% Residential Roofing Non-Residential Roofing Complementary $- $100 $200 $300 $400 $500 $600 FY 2015 FY 2014 $576.4 $552.1 $132.3 $126.9 Sales Gross Profit / Margin 1 Quarterly Results Existing Market Product Mix Northeast 12.1% Mid-Atlantic 5.1% Southeast (3.3)% Southwest (8.2)% Midwest 14.0% West (3.0)% Canada 7.0% Total 4.4% Organic Sales Growth (Decline) $ in millions Existing Market results above exclude branches acquired during the four quarters prior to the start of the first quarter of Fiscal 2015. 23.0% Existing Market Sales, Gross Profit & Gross Margin 23.0% Note: Some totals above may not foot due to rounding.

2015 First Quarter Earnings Call February 6, 2015 www.BeaconRoofingSupply.com $- $20 $40 $60 $80 $100 $120 FY 2015 FY2014 $108.5 $99.8 2 $ in millions 18.8% of Sales 18.1% of Sales Existing Market Operating Expenses Quarterly Results New greenfield branch investments 5.7$ Selling & warehouse expenses 2.1 G&A 1.9 Amortization (0.6) Other (0.5) Total 8.7$ Operating Expense Incr. (Decr.) Note: Some totals above may not foot due to rounding. Existing Market results above exclude branches acquired during the four quarters prior to the start of the first quarter of Fiscal 2015.

2015 First Quarter Earnings Call February 6, 2015 www.BeaconRoofingSupply.com $15.0 $12.9 $39.2 $27.3 $- $20 $40 $60 FY 2014 FY 2015 Net Income Non-Cash & Working Capital Adjustments 3 $40.2 $ 54.2 $ in millions Cash Flow From Operations Quarterly Results Note: Some totals above may not foot due to rounding.